UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRIO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	99-0369568
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West,

Suite 5600

Toronto, ON M5X 1C9

(Address of principal executive offices) (Zip Code)

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, $.001 Par Value

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-178472

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $.001 Par Value

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Trio Resources, Inc., (the “Registrant”), formerly Allied Technologies Group, Inc., hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Current Report on Form 8-K/A (File No. 333-178472), as filed with the Securities and Exchange Commission on March 15, 2013.

ITEM 2. EXHIBITS

A.	Amendment No. 1 to the Articles of Incorporation of Allied Technologies Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the SEC on December 17, 2012)

B.	Bylaws of Allied Technologies Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on December 11, 2011).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 7, 2014

TRIO RESOURCES, INC.

By:	/s/ J. Duncan Reid
J. Duncan Reid
Chief Executive Officer